UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2011

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3020 Old Ranch Parkway, Suite 400, Seal Beach, California	90740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562) 493-2804

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

As previously disclosed, on March 25, 2011, Clean Energy Fuels Corp.’s (the “Registrant’) 70% owned subsidiary Dallas Clean Energy McCommas Bluff, LLC, a Delaware limited liability company (the “Company”), arranged for a $40.2 million tax-exempt bond issuance led by Senior Managing Underwriter First Southwest Company. The bond issuance closed on March 31, 2011.

At closing a portion of the bond proceeds were used to retire an approximately $11.5 million bridge loan made by the Registrant to the Company. The Registrant, in turn, used the proceeds from the payoff of the bridge loan to repay approximately $8.0 million owed by the Registrant to PlainsCapital Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENERGY FUELS CORP

Dated: April 6, 2011	By:	/s/ Richard R. Wheeler
		Name:	Richard R. Wheeler
		Title:	Chief Financial Officer